Exhibit 10.3

* * *	TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTIONS 200.80(b)(3),
200.80(b)(4) and 230.406
FIRST AMENDMENT TO ORBCOMM GENERATION 2 PROCUREMENT
AGREEMENT
This First Amendment to ORBCOMM Generation 2 Procurement Agreement (“Amendment”) is made and entered into as of the 23rd day of August, 2011, by and between ORBCOMM Inc, a Delaware corporation (“ORBCOMM”) with offices located at 22265 Pacific Boulevard, Dulles, VA 20166 and SIERRA NEVADA CORPORATION, a Nevada corporation with offices located at 444 Salomon Circle, Sparks, NV 89434 (“SNC” or “SUPPLIER”).
WITNESSETH
WHEREAS, ORBCOMM and SNC entered into that certain ORBCOMM Generation 2 Procurement Agreement dated as of May 5, 2008, and subsequently entered into five (5) Separate Task Orders, dated as of May 20, 2010 (“Task Order #1”), August 31, 2010 (Task Orders #2 and #3), and December 15, 2010 (Task Orders #4 and #5) (collectively, including all referenced Exhibits thereto, the “Agreement”); and
WHEREAS, ORBCOMM and SNC each desire to amend the Agreement, as reflected herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:
ARTICLE 1 — DEFINITIONS
Except as otherwise specifically defined herein, capitalized terms in this Amendment have the meanings ascribed to them in the Agreement.
ARTICLE 2 — REDEFINED SHIPSETS, REVISED MILESTONES AND MILESTONE PAYMENTS
2.1. Shipsets for Initial Order. The second sentence of the defined term “Shipset” is revised to read as follows: “For the Initial Order of eighteen (18) Flight Satellites, subject to Sections 2.5 and 3.2, the first Shipset (the “Initial Shipset”) shall have one (1) Flight Satellite and the second Shipset shall have nine (9) Flight Satellites, and the third Shipset shall have eight (8) Flight Satellites.”

2.2. Delivery, Completion of Pre-Shipment Reviews. The second sentence of Section 3.1(a) of the Agreement is revised to read as follows: “The Pre-Shipment Review shall be Successfully Completed: (i) for the first Flight Satellite in time to deliver, test and integrate the first Flight Satellite with the Falcon 9 Launch Vehicle currently expected to Launch on November 30, 2011 (the “F9 COTS Mission”); (ii) for the next Shipset of nine (9) Flight Satellites out of the Initial Order no later than September 15, 2012; and (iii) for the last Shipset of eight (8) Flight Satellites out of the Initial Order no later than April 30, 2013.” The number of Satellites in each Shipset may be adjusted by ORBCOMM in accordance with Article 9 of the Agreement and in such event the parties will negotiate in good faith any consequential adjustments on Milestone payments, delivery schedule, or any other contractual items affected by the change in Satellite allocations per Shipset in accordance with Article 9 of the Agreement.
2.3. Pre-Shipment Reviews independent of Launch Vehicle availability. An additional sentence is added to the end of Section 7.3.7 of the SOW, reading as follows: [* * *]
2.4 Special Provisions Relating to First Shipset. A new Section 3.2 is added to the Agreement, as follows:
“Section 3.2 — Special Provisions Relating to First Shipset.
(a)	SNC shall dedicate its efforts to launch the first Flight Satellite (as defined in the engineering deviations approved by ORBCOMM) on the F9 COTS Mission.

(b)	If the launch window for the F9 COTS Mission should slip far enough into the future to allow completion and shipment of a second Flight Satellite in time to make the Launch, SNC shall use commercially reasonable efforts to work with ORBCOMM to support the Launch of the second Flight Satellite on the F9 COTS Mission as provided for in this Amendment, in which event the second Shipset would have eight (8) Flight Satellites and the Milestone descriptions in the Milestone Payment Schedule shall be revised accordingly.

(c)	SNC shall implement the “F9 COTS Launch Action Plan,” as set forth in Exhibit A hereto.

(d)	Subject to the terms and conditions of Task Order #2, tasks thereunder for the F9 COTS Mission shall be authorized in increments of not less than $500,000.
2.5 Revised Milestone Schedule.
Section 5.1(a) of the Agreement is revised to read as follows:

“(a) Payments by ORBCOMM to SUPPLIER for the Initial Order shall be made following Successful Completion of the Milestones as shown below, but in no event earlier than ninety (90) days prior to the scheduled completion date also as shown below:
Milestone Payment Schedule

		Payment %		Contract		Scheduled	Launch
		of Initial	Contract	Payment	Contract Cum	Completion	Group Sub-
MS	Milestone Description	Order Price	Cum %	Amount	Payment Amount	Date	total
1				[* * *]
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51					$117,000,000
				$117,000,000
	CV:	$117,000,000
* [* * *]

ARTICLE 3 — PAYMENT ADJUSTMENTS FOR DELAY
3.1 Triggered LD’s. This Amendment notwithstanding, liquidated delay damages under the current Agreement (based on the PSR scheduled completion dates existing prior to this Amendment) in the amount of U.S. $[* * *] shall survive and may be applied by ORBCOMM in its discretion in any combination as credits against future SNC invoices for Milestone payments, task order payments, storage costs, and/or interest payments (if applicable).
3.2 Non-Triggered LD’s. SNC shall be at risk under Section 5.2(a) of the Agreement, as revised by this Amendment, for up to an additional U.S. $[* * *] for delays with respect to the Initial Order (the “Non-Triggered LD’s”). Clauses (i), (ii), and (iii) of Section 5.2(a) of the Agreement are hereby revised to read as follows, as applicable to the Non-Triggered LD’s:
“(i)	No additional payment adjustments for delay shall apply for Shipset #1 delay in PSR; provided that, if the PSR for the first Satellite is not completed in time to deliver, test and integrate the first Satellite with the F9 COTS Mission, the “SC1 Pre-Shipment Review (PSR)” Milestone [* * *] payment shall be reduced by

[* * *]% ($[* * *]) and the amount of such reduction shall instead be paid by ORBCOMM upon the Successful Completion of “SC 2-10 Pre-shipment Review (PSR)” Milestone [* * *];

(ii)	U.S. $[* * *] per day (starting with one hundred and twenty-first (121st) day) per Shipset #2 delay in PSR, up to U.S. $[* * *];

(iii)	U.S. $[* * *] per day (starting with sixty-first (61st) day) per Shipset #3 delay in PSR, up to U.S. $[* * *]; and”

ARTICLE 4 — OPTIONS FOR ADDITIONAL SPACECRAFT
Pricing for ORBCOMM options for Optional Satellites in the current contract have expired. Both parties desire an ongoing mechanism in addition to Article 9 of the Agreement to provide ORBCOMM with pricing for Optional Satellites. SNC shall provide to ORBCOMM a binding proposal within three (3) months after receipt of a written request for proposal (“RFP”) from ORBCOMM that defines technical and contractual requirements for such Optional Satellites. This proposal shall be either cost plus fixed fee (“CPFF”) or firm fixed price (“FFP”) as specified in the RFP. For a CPFF proposal, SNC shall provide full cost visibility including payload pricing. The basis of estimates for costs shall be included (for example, quotes for purchased materials).
ARTICLE 5 — INSURANCE
This Amendment has provisions for Milestone payments to SNC for one year Successful Operation of the Satellites (Milestones [* * *] through [* * *] as set forth in Section 2.5 above). There is no provision for insurance payments to protect SNC for loss of Milestone payments due to Launch Vehicle failure or other causes of failure unrelated to Satellite performance (“Insurable Event”). ORBCOMM shall provide a price quote from its insurance carrier(s) to add coverage to its policy to protect SNC for the value of such Launch-dependent Milestones. SNC shall, at its option, pay the additional premium associated with the value increase specifically for this coverage. If SNC does pay this additional premium, ORBCOMM shall request its insurers to add SNC as an additional-insured on the insurance policy and include direction for the insurance carrier(s) to make the loss payments directly to SNC for the relevant on-orbit operation Milestones that were not achieved as a result of the Insurable Event.
ARTICLE 6 — REQUEST FOR EQUITABLE ADJUSTMENT CLAIM
SNC has informed ORBCOMM that [* * *] has made a request for equitable adjustment claim (“[* * *] Claim”) for additional incurred costs on the first two payload deliveries. SNC hereby releases and holds ORBCOMM harmless from any and all costs claimed by SNC, [* * *], and/or [* * *] as documented or requested in the [* * *] Claim. SNC shall demonstrate to ORBCOMM that similar changes as made in Articles 3, 7(a), 7(b) and 7(c) of this Amendment have been flowed directly to [* * *] under its subcontract with SNC.

ARTICLE 7 — OTHER TERMS AND CONDITIONS CHANGES
The following additional changes are made to the Agreement:
(a)	The last two sentences of Section 7.4 of the Agreement are revised to read as follows: “SNC shall bear the costs to eliminate or ameliorate the effects of such failure until [* * *], unless the failure was caused by ORBCOMM’s acts or omissions in operating such Satellite (not including operation by ORBCOMM in accordance with manuals or directions provided by SNC) as demonstrated by flight data telemetry or other objective evidence. Post-IOT support provided later than [* * *] or before that time if the failure was caused by ORBCOMM’s acts or omissions in operating such Satellite (not including operation by ORBCOMM in accordance with manuals or directions provided by SNC) as demonstrated by flight data telemetry or other objective evidence shall, if requested in writing by ORBCOMM, be provided on a Cost basis.”

(b)	An additional sentence is added to the end of Section 11.2 of the Agreement, reading as follows: “Indemnification for third party liability shall not exceed the “Total Price for the Satellites Ordered,” defined herein as the total Price of the Initial Order plus any executed options for Optional Satellites, but not including the price of any Task Orders added to the Agreement (including Task Orders #1 through #5).”

(c)	An additional sentence is added to the end of Section 4.3 of the Agreement, reading as follows: “The parties shall agree to make reasonable changes to this Agreement, such as modifying the place of delivery and/or delaying the passage of title, as SNC may request in writing, to improve tax efficiencies with respect to any Transfer Taxes, provided that any such change shall be economically neutral to ORBCOMM.”

(d)	The grace period in Section 12.1(b)(i)(a) of the Agreement shall be increased from [* * *] to [* * *] solely for Milestones 15 through 24.

(e)	The first sentence of Article 8A of the Agreement is revised to read as follows: “ORBCOMM agrees that SNC retains a purchase money security interest in each Satellite sold by SNC to ORBCOMM and to any sale proceeds thereof, until the following Milestones have been paid or have been otherwise discharged: (a) for Shipset #1 at Milestone [* * *] (SC 1 Pre-Shipment Review); (b) for Shipset #2 at Milestone [* * *] (SC 2-10 Pre-Shipment Review); (c) for Shipset #3 at Milestone [* * *] (SC 11-18 Pre-Shipment Review); and (d) for any Optional Satellite, at PSR, in each case at which time any security interest shall be deemed released and discharged without any further action required.”

ARTICLE 8 — CREDIT FACILITY
Exhibit G to the Agreement is hereby replaced in its entirety by Exhibit G hereto.
ARTICLE 9 — MISCELLANEOUS
9.1. Choice of Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, USA without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.
9.2. No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect, and are ratified and confirmed by the parties.
9.3. Entire Agreement. The Agreement as modified by this Amendment and the respective exhibits thereto (which are hereby made part thereof or hereof) contains the entire understanding between the parties and supersedes all prior written and oral understandings relating to the subject thereof or hereof. No representations, agreements, modifications or understandings not contained therein or herein shall be valid or effective unless agreed to in writing and signed by both parties.
9.4. Counterparts. This Amendment may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.
SIERRA NEVADA CORPORATION

By:
/s/ Mark Sirangelo
Name: Mark Sirangelo
Title: Corporate Vice President, Space Systems Group
ORBCOMM INC

By:
/s/ Marc Eisenberg
Name: Marc Eisenberg
Title: Chief Executive Officer

EXHIBIT A — F9 COTS Launch Action Plan
[* * *]

Exhibit G
Credit Facility

Preface:	Sierra Nevada Corporation as the Lender shall provide a Credit Facility “Credit Facility” to ORBCOMM Inc. as the Borrower, with a maximum sum available of $20,000,000.00 providing for cash advances during the period from July 1, 2012 through the date that is 12 months after Successful Completion of Milestone [* * *] (PSR for SATS 11-18), but will expire no later than April 30, 2014; provided that if Milestone [* * *] has not been Successfully Completed by the Scheduled Completion Date, then Lender agrees to use its best efforts to extend the term of the Credit Facility for at least 12 months after the Successful Completion of Milestone [* * *]. This Term Sheet contains the material terms to be incorporated in a Credit Facility Agreement to be executed before November 30, 2011. ORBCOMM will provide Lender 10 days written notice of its intent to establish the Credit Facility, provided that Lender shall use its best efforts to complete the Credit Agreement documentation as soon as practicable.

Purpose:	The proceeds of the Credit Facility shall be used for making Milestone payments under the Agreement, working capital, capital expenditures, letters of credit, and other lawful corporate purposes.

Amount:	Up to Twenty Million dollars ($20,000,000), including outstanding interest, outstanding from time to time. This amount is subject to a borrowing base (the “Borrowing Base”) consisting of the sum of (i) 90% of billed receivables, not more than 90 days past due and (ii) Satellites designated by Borrower valued at $6,500,000 per pledged Satellite. The Borrowing Base may also be expanded to include collateral other than pledged receivables and Satellites to the extent agreed to in writing by Lender and Borrower, and subject to the maximum sum available of $20,000,000.

Commencement and Term:	July 1, 2012 through the date that is 12 months after Successful Completion of Milestone [* * *] (PSR for SATS 11-18), but no later than April 30, 2014; provided that if Milestone [* * *] has not been Successfully Completed by the Scheduled Completion Date, then Lender agrees to use its best efforts to extend the term of the Credit Facility for at least 12 months after the Successful Completion of Milestone [* * *].

Draw Mechanism:	ORBCOMM will provide Lender 15 days advance notice of its intent to draw on the Credit Facility for cash advances, and 10 days advance notice of its intent to draw on the Credit Facility for Milestone payments that are due and payable.

Collateral:	The Credit Facility shall be secured by a first priority security interest in pledged Satellites under the contract dated May 5, 2008 as well as accounts receivables or other assets of Borrower and its subsidiaries as described in the “Amount” section above.

Rate:	Lender will flow down all applicable interest rates and the associated interest payment schedule of such interest rates to the Borrower that are established between the Lender and the Lender’s credit facility obtained from outside sources. The Lender may also flow down arrangement and upfront fees to the Borrower on a pro-rata share of the aggregate principal amount of the Credit Facility. The Lender will not flow down administrative agency fees to the Borrower. The total fee is estimated to be 0.25% of the aggregate principal amount.

Payments:	The Borrower may prepay the Credit Facility in whole or in part at any time without penalty, subject to reimbursement to the Lender of any breakage costs the Lender may incur with outside funding sources. The Credit Facility will be paid in full, including any interest payments and any expenses related thereto, within 12 months after the Successful Completion of Milestone [* * *] (PSR for SATS 11-18), but no later than April 30, 2014; provided that if Milestone [* * *] has not been Successfully Completed by the Scheduled Completion Date, then Lender agrees to use its best efforts to extend the term of the Credit Facility for at least 12 months after the Successful Completion of Milestone [* * *].

Covenants:	In order to draw on the Credit Facility, Borrower must have positive Adjusted EBITDA (as the Borrower publishes in its Earnings Release) as demonstrated at the close of the most recent fiscal quarter and every quarter thereafter until the Credit Facility is paid in full subject to customary waiver provisions. Covenants as to the disposition or pledging of Borrower’s assets shall be limited to collateral pledged to Lender, and financial covenants shall be limited to achieving positive Adjusted EBITDA on an annual basis. Borrower must at all times be current on other accounts receivable balances owed to SNC.

Events of Default:	Events of default include, without limitation, the following: (i) nonpayment of principal, interest, fees or other amounts; (ii) violation of covenants; (iii) inaccuracy of representations and warranties; (iv) cross-default to other material agreements and indebtedness; (v) bankruptcy and other insolvency events; (vi) creditor or forfeiture proceedings; and (vii) actual or asserted invalidity of any loan documentation or security interests.

Additional:	The Lender will be allowed to conduct due diligence to verify that Borrower has positive Adjusted EBITDA; as well as to verify the existence of the Collateral pledged from time to time throughout the term the Credit Facility is being used. The Borrower will provide representations regarding the accuracy and completeness of specified financial documents submitted to support utilization of the Credit Facility from time to time as required under herein. The Borrower shall provide, or cause to be provided, to the Lender the Borrower’s audited consolidated/consolidating financial statements along with applicable compliance certifications regarding the Collateral. As long as the line is being utilized the Borrower will provide the Lender with a monthly A/R aging to support the accounts receivable amounts pledged under the line.